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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (date of earliest event reported) July 26, 1995
                                                          -------------

                               LDI CORPORATION
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            (Exact name of registrant as specified in its charter)




      Delaware                    0-15994             31-1179824
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(State or other               (Commission            (IRS Employer
jurisdiction)                  File Number)          Identification No.)


            4770 Hinckley Industrial Parkway, Cleveland, Ohio 44109
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           (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number including area code (216) 661-5400

                                Not Applicable
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        (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.  On July 26, 1995, LDI Corporation ("LDI") issued a press release which stated the following:

                        LDI CORPORATION FINALIZES NEW
                                LOAN AGREEMENT

         CLEVELAND, Ohio--July 26, 1995--LDI Corporation (NASDAQ:LDIC) today announced that it has completed a new senior loan agreement with a group of lenders led by Cleveland-based National City Bank and Society National Bank as co-agents. The facility, which matures January 31, 1997, has an initial loan commitment of $103.6 million with provisions for periodic reductions in the aggregate commitment amount.

         "We are pleased to have the new facility in place," said Floyd S. Robinson, LDI president and chief executive officer. "Although the costs of implementing and maintaining this facility are higher than we initially anticipated, the stability this new agreement provides enables us to focus on moving the Company forward strategically and operationally."

         Frank G. Skedel, executive vice president and chief financial officer, said, "This new agreement increases LDI's currently available borrowing capacity, allowing us greater flexibility in responding to market opportunities and to the needs of our customers." Skedel also noted that over the course of the negotiations, LDI has continued to reduce outstanding senior debt through the generation of positive cash flow.

         The core business of LDI Corporation, which was founded in 1972, is equipment leasing, related technology services for computer and other high-technology equipment, and short-term PC rentals.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                        LDI CORPORATION
                                        By: /s/ Frank G. Skedel
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                                           Executive Vice President,
                                           Chief Financial Officer,
                                           Treasurer and
                                           Secretary

                                        Date:  July 26, 1995